FOURTH AMENDMENT TO THE
CUSTODY AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date on the signature block, to the Custody Agreement, dated as of December 20, 2017, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as may be amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit B of the Agreement to add the CrossingBridge Nordic High Income Bond Fund; and

WHEREAS, the parties desire to amend the fees listed in Exhibit C of the Agreement and to add termination language; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with
Exhibit B attached hereto.

Exhibit C of the Agreement is hereby superseded and replaced in its entirety with
Exhibit C attached hereto, which shall be effective for a period of three (3) years beginning on July 1, 2024, and concluding on June 30, 2027.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ John P. Buckel	By: /s/ Gregory Farley

Printed Name: John P. Buckel	Printed Name: Gregory Farley

Title: President	Title: Senior Vice President

Date: 9/26/24	Date: September 26, 2024

EXHIBIT B

to the Trust for Professional Managers Custody Agreement

Fund Names

Name of Series

CrossingBridge Low Duration High Yield Fund
CrossingBridge Ultra-Short Duration Fund CrossingBridge Responsible Credit Fund RiverPark Strategic Income Fund CrossingBridge Nordic High Income Bond Fund

EXHIBIT C

Notice of Termination upon Change of Control:
Upon a change in control, as defined in the 1940 Act, CrossingBridge Advisors LLC (the “Advisor”) may terminate this agreement upon giving 120 days’ prior written notice to the other parties. In the event of a conflict between the termination notice provisions of the Agreement and the termination notice provision in this Exhibit C, the termination notice provision within this Exhibit C shall control.

Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[...] basis points
Minimum annual fee per fund – $[...]
Plus portfolio transaction fees

Portfolio Transaction Fees
▪$[...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪$[...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪$[...] – Option/SWAPS/future contract written, exercised or expired
▪$[...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪$[...] – Physical security transaction
▪$[...] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪$[...] Manual instructions fee. (Additional Per Securities and Cash Transactions)
▪$[...] Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
▪$[...] Per Non-USD wire.
▪$[...] Per 3rd party FX settled at U.S. Bank
▪$[...] Monthly charge on zero valued securities (Per ISIN)
▪$[...] Per Proxy Vote cast.
▪$[...] Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
▪Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪Class Action Services – [...]% of gross proceeds, $[...] minimum recovery.
▪No charge for the initial conversion free receipt.
▪Overdrafts – charged to the account at prime interest rate plus [...]% unless a line of credit is in place.
▪Third Party lending - Additional fees will apply

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI is capped at [...]% per annum.

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Third-Party Agent Domestic Securities Lending Support*+
▪$[...] implementation fee per Trust per Third-Party Agent Lender
▪Annual Base Fee $[...] per Trust per Third-Party Agent Lender
▪Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+
▪$[...] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). The CPI is capped at 3% per annum.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			Slovenia
Canada			Kenya			South Africa
Chile			Kuwait			South Korea
China Connect			Latvia			Spain
China (B Shares)			Lithuania			Sri Lanka
Colombia			Luxembourg			Sweden
Costa Rica			Malaysia			Switzerland
Croatia			Malta			Taiwan
Cyprus			Mauritius			Tanzania
Czech Republic			Mexico			Thailand
Denmark			Morocco			Tunisia
Egypt			Namibia			Turkey
Estonia			Netherlands			UAE
Eswatini			New Zealand			Uganda
Euroclear (Eurobonds)			Nigeria			Ukraine
Euroclear (Non-Eurobonds)			Norway			United Kingdom
Finland			Oman			Uruguay
France			Pakistan			Vietnam
Germany			Panama			West African Economic Monetary Union (WAEMU)**
Ghana			Peru			Zambia
Greece			Philippines			Zimbabwe

* Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Global Custody Base Fee

A monthly base fee of $[...] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month. Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Tax Services:
▪Global Filing: $[...] per annum
▪U.S. Domestic Filing: $[...] per annum (Only ADRs)
▪3rd Party Tax Service Provider: $[...] per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
▪Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.

Miscellaneous Expenses
▪Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪SWIFT reporting and message fees.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard [...] basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR
AUSTRALIA	AU
BELGIUM	BE
CANADA	CA
CHILE	CL
CZECH REPUBLIC	CZ
DENMARK	DK
FINLAND	FI
FRANCE	FR
GERMANY	DE
GREECE	GG
HOLLAND	NL
HONG KONG	HK
HUNGARY	HU
ISRAEL	IL
ITALY	IT
JAPAN	JP
LUXEMBOURG	LU
MEXICO	MX
NEWZEALAND	NZ
NORWAY	NO
PERU	PE
POLAND	PL
PORTUGAL	PT
ROMANIA	RO
RUSSIA	RU
SINGAPORE	SG
SLOVAK REPUBLIC	SK
SLOVENIA	SI
SPAIN	ES
SOUTH-AFRICA	ZA
SWEDEN	SE
SWITZERLAND	CH
THAILAND	TH
UNITED KINGDOM	GB
UNITED STATES	US

Advisor approved of the fee schedules above on September 25, 2024.